FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2012 FIRST QUARTER RESULTS

Santa Monica, CA – February 9, 2012 – Forward Industries, Inc. (NASDAQ:FORD), a leading global provider of mobile technology solutions, today announced financial results for its first fiscal quarter ended December 31, 2011.

Fiscal 2011 First Quarter Financial Results – Compared to fiscal 2010 first quarter results:

  Net sales increased $0.9 million, or 15%, to $6.9 million in the 2012 quarter due to higher sales of OEM Products, which increased $0.2 million, and first time sales of Forward-branded products of $0.7 million.

  Gross profit increased $18 thousand, or 1%, to $1.4 million in the 2012 quarter due to the higher sales volume; however increases in costs of materials that we were unable to pass along to our customers, as well as product mix factors, largely offset the gross profit on such increased sales.

  Sales and marketing expenses increased $0.9 million to $1.3 million in the 2012 quarter primarily due to the investments we made in personnel (and related travel costs), product development, and design in order to develop our Forward-branded retail distribution capability and expand our product range.

  General and administrative expenses increased $0.7 million to $1.6 million in the 2012 quarter primarily due to investments we made in operational, finance and IT personnel to support our Forward-branded business. In addition, higher professional fees, and to a lesser extent, occupancy costs and telecommunication costs, also contributed to the increase.

  Net loss was $1.5 million, or ($0.19) per share, in the 2012 quarter compared to net income of $17 thousand, or $0.00 per share in the 2011 quarter. The increase in net loss was due primarily to the investments in operating expenses made in respect of the 2012 quarter and in support of our Forward-branded business, which were offset, in small part, by higher gross profit and other income.

Brett M. Johnson, Forward’s President and Chief Executive Officer, commented: “It is our strategy to transform Forward Industries into a mobile technology solutions Company that leverages strategic intellectual property partnerships to differentiate our brand. To this end, we have invested heavily in experienced sales, design, product development, operations, and administrative resources, and our large operating loss this quarter reflects this. While we have much further to go, we are pleased to see that our investments in our strategy have begun to bear fruit. Our objective is to generate a return to our shareholders on this large investment and return our company to profitability in coming quarters. As such, we remain focused on cost containment, margin improvement, and building on the sales momentum we gained this quarter. We look forward to updating you on our progress.”

The tables below present our fiscal 2012 first quarter results and are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete, interim financial statements, and more detailed information regarding the Company’s results of operations and financial condition relating to the three-month period ended December 31, 2011, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2011, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in fiscal 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2011 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Forward Industries, Inc. a designer and distributor of custom carrying case solutions for hand held electronic devices, is expanding into a multi- faceted product-focused company specializing in power, protection and peripherals, is expert at identifying new products that aim to make life more efficient with superior function and smart design that enhance daily life. Forward’s products, including those incorporating G-Form’s extreme protection technology, can be viewed online at www.forwardindustries.com.

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(424) 268-3836

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,
	2011	2010
Net sales..........................................................................	$6,883,529	$5,968,208
Cost of goods sold...........................................................	5,488,885	4,591,675
Gross profit......................................................................	1,394,644	1,376,533

Operating expenses:
Sales and marketing.....................................................	1,272,739	422,694
General and administrative............................................	1,640,175	930,618
Total operating expenses....................................	2,912,914	1,353,312

(Loss) income from operations........................................	(1,518,270)	23,221

Other income (expense):
Interest income...........................................................	41,187	5,654
Other expense, net......................................................	(34,457)	(11,400)
Total other income (expense).............................	6,730	(5,746)

(Loss) income before taxes	(1,511,540)	17,475
Provision for income taxes	1,640	--
Net (loss) income ............................................................	$(1,513,180)	$17,475

Net (loss) income per common and common equivalent share
Basic and diluted.........................................................	$(0.19)	$0.00

Weighted average number of common and common equivalent shares outstanding
Basic .........................................................................	8,091,165	8,060,672
Diluted........................................................................	8,091,165	8,132,408

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2011	2011
Assets
Current assets:
Cash and cash equivalents...................................................................	$11,084,342	$14,911,844
Accounts receivable, net .....................................................................	6,247,654	3,894,118
Inventories..........................................................................................	2,129,692	1,045,219
Note receivable...................................................................................	750,000	1,000,000
Prepaid expenses and other current assets...........................................	2,037,123	1,018,227
Total current assets.................................................................	22,248,811	21,869,408

Property and equipment, net................................................................	330,396	302,158
Other assets......................................................................................	88,716	88,716
Total Assets........................................................................................	$22,667,923	$22,260,282

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable..............................................................................	$4,084,082	$2,947,562
Accrued expenses and other current liabilities......................................	1,276,251	630,031
Total liabilities........................................................................	5,360,333	3,577,593

Commitments and contingencies........................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued and outstanding..................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,811,595 and 8,794,296 shares issued; and 8,105,185 and 8,084,886 shares outstanding, respectively.........	88,116	87,943
Capital in excess of par value..............................................................	16,982,665	16,845,673
Treasury stock, 706,410 shares at cost...............................................	(1,260,057)	(1,260,057)
Retained earnings..............................................................................	1,495,950	3,009,130
Other comprehensive income..............................................................	916	--
Total shareholders’ equity.................................................................	17,307,590	18,682,689
Total liabilities and shareholders’ equity..........................................	$22,667,923	$22,260,282